                                                                   Exhibit 16.01

November 21, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re:  Computer Horizons Corp.
     File No. 0-7282

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Computer Horizons Corp. dated November
21, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
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Grant Thornton LLP